                                   EXHIBIT 5.1

              OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

June 13, 2002


Intrusion Inc.
1101 East Arapaho
Richardson, Texas 75081

               Re: Intrusion Inc. - Registration Statement for Offering of an Aggregate of 100,000 Shares of Common Stock (the "Shares")
                     ----------------------------------------------------------

Dear Ladies and Gentlemen:

We have acted as counsel to Intrusion Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of 100,000 shares of the Company's common stock for issuance under the 1995 Non-Employee Directors Stock Option Plan of Intrusion Inc. (the "Directors Plan").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment and restatement of the Directors Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of stock option agreements duly authorized under the Directors Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Directors Plan or the Shares.

Very truly yours,

/s/ Brobeck, Phleger & Harrison LLP

BROBECK, PHLEGER & HARRISON LLP